Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

Provident Bank Opens a New Branch in La Quinta

Riverside, Calif. – June 6, 2012 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced that the Bank has opened a new retail/business banking office in La Quinta, California.  The new branch is located at 78752 U.S. Highway 111, East of Washington Street, and complements its existing branch location in Rancho Mirage.

“The La Quinta branch is the Bank’s second branch in the Coachella Valley where we have strong community ties.  Our branch in Rancho Mirage opened in the late 1970’s and we have participated in the growth of the surrounding communities ever since,” commented Craig G. Blunden, Chairman and Chief Executive Officer.  Mr. Blunden went on to say, “The branch extends our coverage in the Inland Empire and provides us a better opportunity to serve residents and businesses in the Coachella Valley”.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current

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management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

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